Exhibit 99.1

News Release

Axcelis Announces Financial Results for First Quarter 2026

Q1 2026 Highlights:

•	Revenue of $199.0 million

•	GAAP Gross Margin of 40.5%, and Non-GAAP Gross Margin of 40.7%

•	GAAP Operating Margin of 4.0% and Non-GAAP Operating Margin of 11.7%

•	GAAP Diluted Earnings Per Share of $0.30, and Non-GAAP Diluted Earnings Per Share of $0.72

BEVERLY, Mass., May 7, 2026—Axcelis Technologies, Inc. (Nasdaq: ACLS) today announced financial results for the first quarter ended March 31, 2026.

President and CEO Russell Low commented, “We executed well in the first quarter, delivering results slightly above expectations, reflecting the strength of our CS&I business and meaningful acceleration in Memory. Demand in DRAM and HBM was again a clear highlight, with strong sequential growth building on our momentum exiting 2025. CS&I remains an area of focus for Axcelis and is becoming an increasingly important strategic driver of our business across cycles, particularly as our installed base expands.”

Low added, “We continue to anticipate 2026 revenue will be relatively flat compared to 2025, as growth in Memory is offset by a continued digestion of capacity in our Power and General Mature markets. That said, we are encouraged by our bookings activity in the first quarter and the robust customer engagement we are having across a wide array of opportunities, which positions Axcelis for increased momentum exiting 2026 and into 2027. We look forward to completing our merger with Veeco, which we expect to close in the second half of 2026.”

Senior Vice President and Interim CFO David Ryzhik stated, “We ended the first quarter with a strong balance sheet, including approximately $570 million of cash, and continued to generate attractive free cash flow, providing ample flexibility to fund our growth objectives and maintain a value-creative capital allocation strategy. As we look to the balance of the year, we are well positioned to execute, supported by firming order trends, an anticipated increase in revenue in the second half, and continued investments in innovation to capture attractive opportunities ahead.”

News Release

Results Summary

(In thousands, except per share amounts and percentages)

	Three months ended March 31,
	2026	2025
Revenue	$198,956	$192,563
Gross margin	40.5%	46.1%
Operating margin	4.0%	15.1%
Net income	$9,214	$28,579
Diluted earnings per share	$0.30	$0.88
Non-GAAP Results
Non-GAAP gross margin	40.7%	46.4%
Non-GAAP operating margin	11.7%	18.5%
Adjusted EBITDA	$27,748	$40,001
Non-GAAP net income	$22,425	$34,197
Non-GAAP diluted earnings per share	$0.72	$1.06

Business Outlook

For the second quarter ending June 30, 2026, Axcelis expects revenues of approximately $205 million, GAAP earnings per diluted share of approximately $0.57, and non-GAAP earnings per share of approximately $0.90.

Please refer to Second Quarter 2026 Outlook under the “Notes on our Non-GAAP Financial Information” section of this document for detail relating to the computation of non-GAAP earnings per diluted share as well as the Safe Harbor Statement section of this document.

First Quarter 2026 Conference Call

The Company will host a call to discuss the results for the first quarter 2026 today at 5:00 p.m. ET. The call will be available via webcast that can be accessed through the Investors page of Axcelis' website at www.axcelis.com, or by registering as a participant here:

https://register-conf.media-server.com/register/BIabf144ee757c4fccaceea99cf3cea2c9

Webcast replays will be available for 30 days following the call.

Use of Non-GAAP Financial Results

This press release includes financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“non-GAAP financial measures”). These non-GAAP financial measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP income tax provision, Adjusted EBITDA, non-GAAP net income, and non-GAAP diluted earnings per share, and reflect adjustments for the impact of share-based compensation expense, certain items related to restructuring and severance charges and any associated adjustments and transaction and integration costs associated with the merger agreement with Veeco Instruments announced on October 1, 2025.

News Release

Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release. For further information regarding these non-GAAP financial measures, please refer to the tables presenting reconciliations of our non-GAAP results to our GAAP results and the “Notes on Our Non-GAAP Financial Information” at the end of this press release.

Safe Harbor Statement

This press release contains, and the conference call will contain, forward-looking statements under the Private Securities Litigation Reform Act safe harbor provisions. These statements, which include our expectations for spending in our industry and guidance for future financial performance, are based on management’s current expectations and should be viewed with caution. They are subject to various risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are outside the control of the Company, including that customer decisions to place orders or our product shipments may not occur when we expect, that orders may not be converted to revenue in any particular quarter, or at all, whether demand will continue for the semiconductor equipment we produce or, if not, whether we can successfully meet changing market requirements, and whether we will be able to maintain continuity of business relationships with and purchases by major customers. Increased competitive pressure on sales and pricing, increases in material and other production costs that cannot be recouped in product pricing and instability caused by changing global economic, political or financial conditions, including with respect to the imposition of tariffs on our products or components of our products, could also cause actual results to differ materially from those in our forward-looking statements. These risks and other risk factors relating to Axcelis are described more fully in the most recent Form 10-K filed by Axcelis and in other documents filed from time to time with the Securities and Exchange Commission.

About Axcelis

Axcelis (Nasdaq: ACLS), headquartered in Beverly, Mass., has been providing innovative, high-productivity solutions for the semiconductor industry for over 45 years. Axcelis is dedicated to developing enabling process applications through the design, manufacture and complete life cycle support of ion implantation systems, one of the most critical and enabling steps in the IC manufacturing process. Learn more about Axcelis at www.axcelis.com.

News Release

CONTACTS:

Investor Relations Contact:

David Ryzhik

Senior Vice President and Interim CFO

Telephone: (978) 787-2352

Email: David.Ryzhik@axcelis.com

Press/Media Relations Contact:

Maureen Hart

Senior Director, Corporate & Marketing Communications

Telephone: (978) 787-4266

Email: Maureen.Hart@axcelis.com

News Release

Axcelis Technologies, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended March 31,
	2026	2025
Revenue:
Product	$188,008	$182,824
Services	10,948	9,739
Total revenue	198,956	192,563
Cost of revenue:
Product	105,735	94,500
Services	12,640	9,295
Total cost of revenue	118,375	103,795
Gross profit	80,581	88,768
Operating expenses:
Research and development	28,516	27,128
Sales and marketing	17,354	15,124
General and administrative	26,761	17,357
Total operating expenses	72,631	59,609
Income from operations	7,950	29,159
Other income (expense):
Interest income	4,462	5,601
Interest expense	(1,292)	(1,367)
Other, net	(495)	(309)
Total other income	2,675	3,925
Income before income taxes	10,625	33,084
Income tax provision	1,411	4,505
Net income	$9,214	$28,579
Net income per share:
Basic	$0.30	$0.89
Diluted	$0.30	$0.88
Shares used in computing net income per share:
Basic weighted average shares of common stock	30,723	32,258
Diluted weighted average shares of common stock	30,980	32,335

News Release

Axcelis Technologies, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	March 31,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$150,829	$145,451
Short-term investments	215,771	228,802
Accounts receivable, net	161,814	168,479
Inventories, net	326,052	329,010
Prepaid income taxes	4,609	4,658
Prepaid expenses and other current assets	76,607	66,802
Total current assets	935,682	943,202
Property, plant and equipment, net	57,729	56,146
Operating lease assets	27,943	28,927
Finance lease assets, net	13,835	14,154
Long-term restricted cash	10,628	10,627
Deferred income taxes	80,514	79,895
Long-term investments	203,339	182,396
Other assets	44,874	46,004
Total assets	$1,374,544	$1,361,351
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$51,558	$42,309
Accrued compensation	16,663	34,233
Warranty	9,314	9,516
Income taxes	14,026	11,383
Deferred revenue	68,352	65,494
Current portion of finance lease obligation	1,648	1,575
Other current liabilities	42,353	33,150
Total current liabilities	203,914	197,660
Long-term finance lease obligation	40,310	40,754
Long-term deferred revenue	41,214	43,445
Other long-term liabilities	44,463	44,815
Total liabilities	329,901	326,674

Stockholders’ equity:
Common stock, $0.001 par value, 75,000 shares authorized; 30,733 shares issued and outstanding at March 31, 2026; 30,717 shares issued and outstanding at December 31, 2025	31	31
Additional paid-in capital	537,185	533,309
Retained earnings	512,753	503,539
Accumulated other comprehensive loss	(5,326)	(2,202)
Total stockholders’ equity	1,044,643	1,034,677
Total liabilities and stockholders’ equity	$1,374,544	$1,361,351

News Release

Axcelis Technologies, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended March 31,
	2026	2025
Cash flows from operating activities
Net income	$9,214	$28,579
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,436	4,309
Stock-based compensation expense	4,899	4,903
Other	3,805	(1,682)
Change in operating assets and liabilities, net	(4,215)	3,686
Net cash provided by operating activities	18,139	39,795

Cash flows from investing activities
Expenditures for property, plant and equipment and capitalized software	(1,839)	(4,960)
Other changes in investing activities, net	(8,800)	45,429
Net cash (used in) provided by investing activities	(10,639)	40,469

Cash flows from financing activities
Repurchase of common stock	—	(18,178)
Other changes from financing activities, net	(1,397)	(1,932)
Net cash used in financing activities	(1,397)	(20,110)

Effect of exchange rate changes on cash and cash equivalents	(724)	292
Net increase in cash, cash equivalents and restricted cash	5,379	60,446

Cash, cash equivalents and restricted cash at beginning of period	156,078	131,064
Cash, cash equivalents and restricted cash at end of period	$161,457	$191,510

News Release

Notes on Our Non-GAAP Financial Information

Management uses non-GAAP gross profit, gross margin, operating income, operating margin, income tax provision, net income, diluted earnings per share, and Adjusted EBITDA to evaluate the Company’s operating and financial performance and for planning purposes. Axcelis believes these measures enhance an overall understanding of its performance and investors’ ability to review the Company’s business from the same perspective as the Company’s management.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and may exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.

Totals presented may not sum and percentages may not recalculate using figures presented due to rounding.

News Release

Axcelis Technologies, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In thousands, except per share amounts and percentages)

	Three months ended March 31,
	2026	2025
GAAP gross profit	$80,581	$88,768
Restructuring[1]	—	226
Stock-based compensation	442	353
Non-GAAP gross profit	$81,023	$89,347
Non-GAAP gross margin	40.7%	46.4%

Operating expenses	$72,631	$59,609
Transaction and integration[3,4]	(10,398)	(481)
Bad debt expense	(65)	—
Restructuring[1]	—	(923)
Stock-based compensation	(4,457)	(4,550)
Non-GAAP operating expenses	$57,711	$53,655

GAAP operating income	$7,950	$29,159
Transaction and integration[3,4]	10,398	481
Bad debt expense	65	—
Restructuring[1]	—	1,149
Stock-based compensation	4,899	4,903
Non-GAAP operating income	$23,312	$35,692
Non-GAAP operating margin	11.7%	18.5%

GAAP income tax provision	$1,411	$4,505
Income tax effect of non-GAAP adjustments[2]	2,151	915
Non-GAAP income tax provision	$3,562	$5,420

GAAP net income	$9,214	$28,579
Transaction and integration[3],4	10,398	481
Bad debt expense	65	—
Restructuring[1]	—	1,149
Stock-based compensation	4,899	4,903
Income tax effect of non-GAAP adjustments[2]	(2,151)	(915)
Non-GAAP net income	$22,425	$34,197

GAAP diluted EPS	$0.30	$0.88
Transaction and integration[3,4]	0.34	0.01
Bad debt expense	—	—
Restructuring[1]	—	0.04
Stock-based compensation	0.16	0.15
Income tax effect of non-GAAP adjustments[2]	(0.07)	(0.03)
Non-GAAP diluted EPS	$0.72	$1.06

Note 1: Restructuring and other costs primarily related to early retirement programs and severance costs, due to global cost-saving initiatives.

Note 2: Impact of taxes from non-GAAP adjustments, uses adjusted tax rate of 14%.

Note 3: Transaction and integration costs include expenses associated with the merger agreement with Veeco Instruments.

Note 4: First quarter 2025 transaction and integration costs includes $481,000 of expenses that were not reflected as a GAAP to Non-GAAP reconciliation line item when the Company reported first quarter 2025 results, given that this occurred prior to the transaction announcement on October 1, 2025.

News Release

Axcelis Technologies, Inc.

Reconciliation of Net Income to Adjusted EBITDA

(In thousands, except percentages)

	Three months ended March 31,
	2026	2025
Net income	$9,214	$28,579
Other (income)/expense	(2,675)	(3,925)
Income tax provision	1,411	4,505
Depreciation & amortization	4,436	4,309
Subtotal	12,386	33,468
Transaction and integration[2,3]	10,398	481
Bad debt expense	65	—
Restructuring[1]	—	1,149
Stock-based compensation	4,899	4,903
Adjusted EBITDA	$27,748	$40,001
Adjusted EBITDA margin	13.9%	20.8%

Note 1: Restructuring and other costs primarily related to early retirement programs and severance costs, due to global cost-saving initiatives.

Note 2: Transaction and integration costs include expenses associated with the merger agreement with Veeco Instruments.

Note 3: First quarter 2025 transaction and integration costs include $481,000 of expenses that were not reflected as a GAAP to Non-GAAP reconciliation line item when the Company reported first quarter 2025 results, given that this occurred prior to the transaction announcement on October 1, 2025.

Axcelis Technologies, Inc.

Second Quarter Outlook

GAAP to Non-GAAP Diluted Earnings Per Share

Three months ended June 30, 2026
GAAP diluted EPS	$0.57
Transaction and integration[1]	0.18
Stock-based compensation	0.21
Income tax effect of non-GAAP adjustments[2]	(0.06)
Non-GAAP diluted EPS	$0.90

Note 1: Transaction and integration costs include expenses associated with the merger agreement with Veeco Instruments.

Note 2: Impact of taxes from non-GAAP adjustments, uses adjusted tax rate of 14%.

Figures may not sum due to rounding.